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                                                                    Exhibit 99.1


Contact: First Union Real Estate Equity and Mortgage Investments
         Neil Koenig, Interim Chief Financial Officer
        (212) 949-1373


 FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AFFIRMS PURSUIT OF PROPOSED MERGER WITH GOTHAM GOLF CORP.

FOR IMMEDIATE RELEASE - February 24, 2003 - First Union Real Estate Equity and Mortgage Investments (NYSE: FUR) announced today that it has reconfirmed to Gotham Partners, L.P. that it was not pursuing, and has no present intention of pursuing, an alternative transaction to First Union's merger with Gotham Golf Corp. First Union has notified Gotham, as required by its merger agreement, of an unsolicited proposal from a third party relative to the possible acquisition of First Union. First Union has indicated to Gotham that the alternative offer was not a superior proposal and that it would not be pursued.

The merger between First Union and Gotham currently is enjoined by an order of the New York State Supreme Court for New York County which has been appealed by both First Union and Gotham. The oral argument before the three-judge panel of the Appellate Division - First Department of the New York State Supreme Court is scheduled for March 11, 2003. There is no specific timetable for the appellate court to render its decision.

Separately, First Union announced that it intends to hold a shareholders meeting for the purpose of the election of trustees no later than June 30, 2003.

Materials with respect to the merger have been filed with the Securities and Exchange Commission and sent to the First Union shareholders in early November. As previously announced, the Company's common shareholders approved the merger at a reconvened special meeting on November 27, 2002. In the proposed merger transaction, holders of Preferred Shares would receive preferred shares of Gotham Golf Corp., as provided for under the terms of the Preferred Shares. Holders of First Union common shares would receive for each common share held
(i) $1.98 in cash, (ii) a choice of $0.35 in cash or approximately 1/174th of a debt instrument to be issued by a First Union subsidiary with a face value of $100 and which is indirectly secured by First Union's principal real estate assets and (iii) rights to purchase common shares of Gotham Golf Corp.

In the event that the appeal of the injunction ultimately is not successful and First Union is legally unable to complete the transaction under contract, First Union intends to continue its operations as a real estate investment trust
(REIT). The First Union Board of Trustees has no present intention of liquidating First Union.
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INVESTORS AND SECURITY HOLDERS SHOULD READ THE DEFINITIVE MERGER AGREEMENT AND
THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, OF GOTHAM GOLF AND SOUTHWEST SHOPPING CENTERS CO. II, LLC ("SSCC") FILED ON OCTOBER 31, 2002, TO APPRISE THEMSELVES OF THE PROPOSED TRANSACTION. IN ADDITION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/FINAL PROSPECTUS REGARDING THE PROPOSED TRANSACTION REFERENCED IN THE FOREGOING BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement/final prospectus has been filed with the Securities and Exchange Commission by First Union, Gotham Golf and SSCC and was mailed to First Union's shareholders on or about November 6, 2002. Investors and security holders may obtain a free copy of the definitive proxy statement/final prospectus and other documents filed by First Union, Gotham Golf and SSCC with the Securities and Exchange Commission at the Commission's website at www.sec.gov. The definitive proxy statement/final prospectus and these other documents may also be obtained for free from First Union.

The definitive proxy statement/final prospectus filed on October 31, 2002 may be found at the Commission's website under the listings for either Gotham Golf Corp. or Southwest Shopping Centers Co. II, L.L.C.

Certain statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the Annual Report filed by First Union with the SEC on Form 10-K, as amended, for its fiscal year ended December 31, 2001.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed stapled-stock real estate investment trust (REIT) headquartered in New York, New York.